Exhibit 10.27

CrossAmerica GP LLC

CrosSAmerica Partners LP

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is executed to be effective as of June 28, 2017 by and between CrossAmerica GP LLC, a Delaware limited liability company (the “General Partner”), the general partner of CrossAmerica Partners LP, a Delaware limited partnership (the “Partnership”), on behalf of the General Partner and as general partner of the Partnership, and [name], [title] (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held companies (including on the board of directors of a general partner of a publicly traded partnership) as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the General Partner (including service to general partners of publicly traded partnerships);

WHEREAS, the Board of Directors of the General Partner (the “Board”), on behalf of the General Partner and the Partnership, has determined that in order to attract and retain the services of highly qualified individuals, the General Partner and the Partnership will attempt to maintain on an ongoing basis, at their sole expense, liability insurance to protect persons serving the General Partner and its subsidiaries from certain liabilities.  Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the General Partner and the Partnership believe that, given current market conditions and trends, such insurance may be available in the future only at higher premiums and with more exclusions.  At the same time directors, officers and other persons in service to public companies or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the General Partner or the Partnership or business enterprise itself;

WHEREAS, Plaintiffs often seek damages in such large amounts and the costs of litigation may be so great (whether or not the case is meritorious), that the defense and/or settlement of such litigation is usually beyond the personal resources of directors and officers;

WHEREAS, the Limited Liability Company Agreement of the General Partner (as the same may be amended, restated or otherwise modified from time to time, the “LLC Agreement”) and the First Amended and Restated Agreement of Limited Partnership of the Partnership (as the same may be amended, restated or otherwise modified from time to time, the “Partnership Agreement”) require indemnification of the officers and directors of the General Partner, and Indemnitee may also be entitled to indemnification pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), with respect to the Partnership and the Delaware Limited Liability Act, as amended (the “LLC Act”), with respect to the General Partner;

WHEREAS, the LLC Agreement, the Partnership Agreement, the DRULPA and the LLC Act expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the General Partner as the general partner of the Partnership, the Partnership and members of the board of directors, officers and other persons with respect to indemnification, hold harmless, advancement and reimbursement rights;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Partnership’s unitholders;

WHEREAS, it is reasonable, prudent and necessary for the General Partner and the Partnership contractually to obligate themselves to indemnify and to hold harmless and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the LLC Agreement or the Partnership Agreement , so that they will serve or continue to serve the General Partner free from undue concern that they will not be protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the LLC Agreement and the Partnership Agreement and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the LLC Agreement and the Partnership Agreement and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the General Partner and the Partnership desire Indemnitee to serve in such capacity.  Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the General Partner on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the General Partner, on behalf of itself and as general partner of the Partnership, and Indemnitee do hereby covenant and agree as follows:

Section 1.Services to the General Partner.  Indemnitee agrees to serve as a director or officer or key employee of the General Partner for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his resignation or is no longer serving in such capacity.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by law), in which event the General Partner shall have no obligation under this Agreement to continue Indemnitee in such position.  This Agreement shall not be deemed an employment contract between the General Partner, the Partnership (or any of its subsidiaries or any Enterprise, as hereinafter defined) and Indemnitee. The forgoing notwithstanding, this Agreement shall continue in force after Indemnitee has ceased to serve as a director, officer or key employee of the General Partner in its capacity as general partner of the Partnership.

Section 2.Definitions.

As used in this Agreement:

(a)

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the unitholders of the Partnership approving a merger of the Partnership with another entity.

(b)

“Change in Control” shall mean at any time the occurrence of any of the following events: (a) Circle K Stores Inc. and its subsidiaries shall cease, directly or indirectly, to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) more than 50% of the Equity Interests in the General Partner; (b) any Person (other than Circle K Stores Inc. and its subsidiaries) shall Control the General Partner; (c) the General Partner shall cease to be the sole general partner of the Partnership; or (d) the Partnership and its subsidiaries shall fail to Control Lehigh Gas Wholesale Services, Inc.

(c)

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(d)

“Enterprise” shall mean any corporation (other than the General Partner or the Partnership), partnership, joint venture, trust, employee benefit plan, limited liability company, or other legal entity of which Indemnitee is or was serving at the request of the General Partner as a director, officer, trustee, partner, member, fiduciary, employee or agent.

(e)

“Equity Interests” shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests, and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, without limitation, options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Exchange Act.

(f)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(g)

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including without limitation all reasonable attorneys’ fees and costs, transcript costs, fees of experts, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he is not otherwise compensated by the General Partner or the Partnership or any third party.  Expenses also shall include Expenses incurred in connection with any appeal resulting from a Proceeding (as defined below), including without limitation the premium, security for and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h)

“General Partner Status” describes the status of a person who is or was a director, officer, trustee, partner, member, fiduciary, employee or agent of the General Partner or of any other Enterprise (as defined below) which such person is or was serving at the request of the General Partner.

(i)

“Independent Counsel” means a law firm, or a partner (or, if applicable, member or shareholder) of such a law firm, that is experienced in matters of Delaware partnership law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the General Partner, the Partnership, any subsidiary of the General Partner or the Partnership, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the General Partner, the Partnership or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Partnership agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(j)

“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the General Partner, (ii) the Partnership, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the General Partner or the Partnership, and (iv) any corporation owned, directly or indirectly, by the unitholders of the General Partner in substantially the same proportions as their ownership of stock of the General Partner.

(k)

“Potential Change in Control” shall be deemed to have occurred if: (i) the Partnership enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Partnership publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
(l)

“Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the General Partner, the Partnership or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, regulatory or investigative nature, and whether formal or informal, in which Indemnitee was, is or will be involved as a party or otherwise by reason of Indemnitee’s General Partner Status or by reason of any action taken by Indemnitee or of any inaction on his part while acting in his General Partner Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 14(a) of this Agreement.

Section 3.Indemnity in Third-Party Proceedings.  The Partnership shall indemnify Indemnitee to the extent set forth in this Section 3 if Indemnitee was, is, or is threatened to be made a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Partnership to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines, penalties, excise taxes, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Partnership and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without ten (10) days’ prior notice to the General Partner.

Section 4.Indemnity in Proceedings as a Result of Indemnitee’s General Partner Status. The Partnership shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding brought by or in the right of the Partnership to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Partnership. No indemnification or hold harmless right for Expenses, judgments, fines, penalties, excise taxes or amount paid in settlement shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Partnership, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court of Chancery (the “Delaware Court”) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification or to be held harmless for such Expenses as the Delaware Court or such other court shall deem proper.

Section 5.Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement and except as provided in Section 9, to the extent that Indemnitee is a party to or a participant in any Proceeding and is successful on the merits or otherwise, in such Proceeding or in defense of any claim, issue or matter therein, the Partnership shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Partnership shall indemnify and hold harmless Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6.Reimbursement for Expenses of a Witness or in Response to a Subpoena.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of his General Partner Status, (i) is a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party or (ii) receives a subpoena with respect to any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, the Partnership shall reimburse and hold harmless Indemnitee for and against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7.Additional Indemnification And Hold Harmless Rights.

(a)

Except as provided in Section 9, notwithstanding any limitation in Sections 3, 4 or 5, the Partnership shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Partnership to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his behalf in connection with the Proceeding.

(b)	For purposes of Section 7(a) the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
i.

to the fullest extent permitted by the provisions of the DRULPA or the Exchange Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DRULPA or the Exchange Act or such provision thereof; and

ii.

to the fullest extent authorized or permitted by any amendments to or replacements of the DRULPA or the Exchange Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officer and directors.

Section 8.Contribution.

(a)

To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever in connection with a Proceeding in which either the Partnership or the General Partner is jointly liable with Indemnitee (or would be if joined in such Proceeding), then, the Partnership, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the General Partner and the Partnership hereby waive and relinquish any right of contribution either the General Partner or the Partnership may have at any time against Indemnitee. Neither the Partnership nor the General Partner shall enter into any settlement of any action, suit or proceeding in which either the Partnership or the General Partner is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims against Indemnitee.

(b)

In the event the preceding paragraph is not enforced for any reason, and if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Partnership and the General Partner, in lieu of indemnifying and holding harmless Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Partnership or the General Partner, as the case may be, and Indemnitee in connection with such event(s) and/or transactions and/or (ii) the relative fault of the General Partner (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions.

(c)

The Partnership hereby agrees to fully indemnify Indemnitee from any claims for contribution that may be brought by officers, directors or employees of the General Partner, other than Indemnitee, who may be jointly liable with Indemnitee.

Section 9.Exclusions.  Notwithstanding any provision in this Agreement to the contrary, neither the Partnership nor the General Partner shall be obligated under this Agreement to make any indemnification or hold harmless payment in connection with any of the following:

(a)

a claim made against Indemnitee for which payment has actually been received by or on behalf of Indemnitee under any director or officer liability insurance policy or other indemnity provision between Indemnitee and the General Partner or the Partnership, as the case may be, any of their respective subsidiaries or any Enterprise, except with respect to any excess beyond the amount actually received under any such insurance policy or other indemnity provision; or

(b)

a claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Partnership within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; or

(c)

a claim made against Indemnitee for any reimbursement of, or payment to, the Partnership by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Partnership, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the General Partner pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”), or the payment to the Partnership of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of SOX), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements) or in respect of claw-back provisions promulgated under the rules and regulations of the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; or

(d)

except as otherwise provided in Section 14(e), in connection with any Proceeding (or part of any Proceeding) initiated voluntarily by Indemnitee, and not by way of defense, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the General Partner or the Partnership, any legal entity which it controls, any director or officer thereof or any other indemnitees, unless (i) the Board has consented to the initiation of such Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Partnership provides the indemnification, advancement or hold harmless payment in the General Partner’s sole discretion, pursuant to the powers vested in the General Partner under applicable law or the Partnership Agreement; or

(e)	a claim made against Indemnitee for which indemnification or advancement of expenses is prohibited by applicable law.

Section 10.Advancement of Expenses.  Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Partnership shall advance the Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding as soon as practical but in any event not more than thirty (30) days after the receipt by the Partnership of a statement or statements from Indemnitee requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification or hold harmless under the provisions of this Agreement, the LLC Agreement, the Partnership Agreement, applicable law or otherwise.  Indemnitee shall qualify for advances to the fullest extent permitted by applicable law solely upon the execution and delivery to the Partnership of an undertaking to repay the advance if and to the extent it is ultimately determined by the Delaware Court or other court of competent jurisdiction in a final judgment not subject to appeal that Indemnitee is not entitled to be indemnified by the Partnership under the provision of this Agreement, the LLC Agreement, the Partnership Agreement, applicable law or otherwise.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.  Nothing in this Section 10 shall limit Indemnitee’s right to advancement pursuant to Section 14(e) of this Agreement.

Section 11.Procedure for Notification and Defense of Claim.

(a)

Indemnitee agrees to promptly notify the Partnership in writing upon being served with any summons, citation, subpoena, complaint, indictment, inquiry, information or other document relating to any Proceeding or matter that may be subject to indemnification or hold harmless rights, or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Partnership shall not relieve the Partnership of any obligation that it may have to Indemnitee under this Agreement, or otherwise.

(b)

To obtain indemnification under this Agreement, Indemnitee shall submit to the Partnership a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  Following such a written request for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 12(b) of this Agreement.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Partnership, or to provide such a request in a timely fashion, shall not relieve the Partnership of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Partnership.

(c)	The Partnership and the General Partner, as the case may be, will be entitled to participate in the Proceeding at its own expense.
(d)

The Partnership or the General Partner on behalf of itself or of the Partnership shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

Section 12.Procedure Upon Application for Indemnification.

(a)

To the extent that Indemnitee shall have been successful on the merits in any Proceeding to which he is a party or a participant or in defense of any claim, issue or matter therein, no determination shall be required to be made with respect to Indemnitee’s entitlement to indemnification or hold harmless hereunder.

(b)

In all other cases, upon a written request by Indemnitee for indemnification pursuant to Section 11 a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods: (x) if a Change in Control shall have occurred, (i) by Independent Counsel in a written opinion to the Board or (ii) if the Indemnitee so requests in writing, by a majority vote of the disinterested directors, even though less than a quorum; or (y) if a Change in Control shall not have occurred: by one of the following four methods which shall be at the election of the Board:  (i) by a majority vote of the disinterested directors, even though less than a quorum, (ii) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, or (iii) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

(c)

If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(b) hereof, the Independent Counsel shall be selected as provided in this Section 12(c).  If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board and if a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee.  Indemnitee, the Partnership or the General Partner, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to Partnership, the General Partner or Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11 hereof, no Independent Counsel shall have been selected and not objected to, any of the Partnership, the General Partner or Indemnitee may petition the Delaware Court or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee, the Partnership or the General Partner to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate.  The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(b) hereof.  The Partnership shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 12(b) hereof, and the Partnership shall pay all reasonable fees and expenses incident to the procedures of this Section 12(c), regardless of the manner in which such Independent Counsel was selected or appointed.

Section 13.Presumptions and Effect of Certain Proceedings.

(a)

To the extent permitted by applicable law, in making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Partnership or General Partner, as the case may be, shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.  Neither (i) the failure of the Partnership, the General Partner or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Partnership, the General Partner or by Independent Counsel that

Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(b)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the General Partner or the Partnership, as the case may be, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c)

The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, member, fiduciary, employee or agent of the General Partner, any subsidiary of the General Partner, the Partnership or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d)

For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the General Partner or the Partnership if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information, opinions, reports or statements supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise.  The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

Section 14.Remedies of Indemnitee.

(a)

Subject to Section 14(g), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(b) of this Agreement within sixty (60) days after receipt by the Partnership of the request for indemnification, (iv) payment of indemnification or reimbursement of expenses is not made pursuant to Sections 5 or 6 or the last sentence of Section 12(c) of this Agreement within thirty (30) days after receipt by the Partnership of a written request therefor, (v) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) payment to Indemnitee pursuant to any contribution rights under this Agreement or otherwise is not made within ten (10) days, Indemnitee shall be entitled to an adjudication by the Delaware Court of his entitlement to such indemnification, hold harmless or advancement.

(b)

In the event that a determination shall have been made pursuant to Section 12(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified and held harmless and to receive advances of Expenses under this Agreement and the General Partner or the Partnership, as the case may be, shall have the burden of proving Indemnitee is not entitled to indemnification and/or to be held harmless and/or to receive advances of Expenses, as the case may be, and neither the General Partner nor the Partnership may refer to or introduce into evidence any determination pursuant to Section 12(b) of this Agreement adverse to Indemnitee for any purpose.

(c)

If Indemnitee is entitled to indemnification pursuant to Section 12(b) of this Agreement, the General Partner and the Partnership shall be bound by such provision and/or determination in any judicial proceeding commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)

The General Partner and the Partnership shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that each of the General Partner and the Partnership is bound by all the provisions of this Agreement.

(e)

The Partnership shall indemnify Indemnitee to the fullest extent permitted by law against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Partnership of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action brought by Indemnitee (i) to enforce his rights under or to recover damages for breach of this Agreement or any other indemnification, hold harmless, advancement or contribution provision of the LLC Agreement or the Partnership Agreement now or hereafter in effect; (ii) to defend against any claim brought by the General Partner or the Partnership to recover an advancement of Expenses pursuant to the terms of an undertaking; or (iii) for recovery or advances under any insurance policy maintained by any Person, the Partnership or the General Partner for the benefit of Indemnitee. Unless prohibited by applicable law, such indemnification and advancement shall be paid regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance, contribution or insurance recovery, as the case may be, in the suit for which indemnification, contribution or advancement is being sought.

(f)

Interest shall be paid by the Partnership to Indemnitee, compounded quarterly, at 5% over the Federal Reserve discount rate (including surcharge), as established from time to time during the period that interest accrues for amounts which the General Partner or the Partnership owes Indemnitee pursuant to any right of Indemnitee under this Agreement

(including any right to indemnity, advancement of Expenses and any hold harmless right).  Such interest shall accrue until such amounts are paid, and shall begin to accrue as follows: (i) except for amounts payable pursuant to the preceding Section 14(e), interest shall begin to accrue on the first date on which Indemnitee is entitled to commence a proceeding against the Partnership for failure to pay such amounts (regardless of whether Indemnitee commences a proceeding on such date) and (ii) in the case of amounts payable pursuant to the preceding Section 14(e), interest shall begin to accrue on the 31st day after an invoice for such amount is submitted to the Partnership.

(g)

Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 15.Establishment of Trust.  In the event of a Potential Change in Control, the Partnership shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with the investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts paid in settlement (including interest, assessment and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement) in connection with any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The trustee of the Trust (“Trustee”) shall be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable to the General Partner on behalf of the Partnership.  Nothing in this Section 15 shall relieve the General Partner or the Partnership of any of its obligations under this Agreement.  The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of the Indemnitee and the General Partner, on behalf of the Partnership, or, if the General Partner, on behalf of the Partnership, and Indemnitee are unable to reach such an agreement by Independent Counsel selected in accordance with Section 12(c) of this Agreement.  The terms of the Trust shall provide that, except upon the consent of both the Indemnitee and the General Partner, on behalf of the Partnership, upon a Change in Control: (a) the Trust shall not be revoked or the principal thereof invaded, without written consent of Indemnitee; (b) the Trustee shall advance, to the fullest extent permitted by applicable law, Expenses with respect to which Indemnitee would be entitled under this Agreement within ten (10) business days of a request by Indemnitee for advancement; (c) the Trust shall continue to be funded by the Partnership in accordance with the funding obligations set forth above; (d) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification, or to be held harmless pursuant to this Agreement or otherwise; and (e) all unexpended funds in such Trust shall revert to the Partnership upon mutual agreement by Indemnitee and the General Partner, on behalf of the Partnership or, if Indemnitee and the General Partner, on behalf of the Partnership, are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(c) of this Agreement.  The Trust shall be governed by Delaware law (without regard to its conflicts of law rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with this Agreement.

Section 16.Security.  Notwithstanding anything to the contrary herein, to the extent requested by Indemnitee and approved by the Board, the Partnership may at any time and from time to time provide security to Indemnitee for the Partnership’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

Section 17.Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)

The rights of indemnification, hold harmless and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the LLC Agreement or the Partnership Agreement, any agreement, a vote of unitholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his General Partner Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification, hold harmless or advancement of Expenses than would be afforded currently under the LLC Agreement and the Partnership Agreement and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)

To the extent that the Partnership or the General Partner, whether on behalf of itself or on behalf of the Partnership, maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, members, fiduciaries, employees or agents of the General Partner or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, manager, officer, employee, agent or trustee under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Partnership or the General Partner has director and officer liability insurance in effect, the Partnership or General Partner, as the case may be, shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Partnership and the General Partner shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)

In the event of any payment under this Agreement, the Partnership shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Partnership to bring suit to enforce such rights.

(d)	The Partnership’s obligation to indemnify, hold harmless or advance Expenses hereunder to Indemnitee who is or was serving at the request of the General Partner as a director,

officer, trustee, partner, member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

Section 18.Duration of Agreement.  This Agreement shall continue during the period Indemnitee serves as a director or officer of the General Partner or as a director, officer, trustee, partner, member, fiduciary, employee or agent of any other Enterprise with which Indemnitee serves at the request of the General Partner and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his General Partner Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon the General Partner, the Partnership and their successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.  The General Partner and the Partnership shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Partnership or the General Partner, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the General Partner or the Partnership, as the case may be, would be required to perform if no such succession had taken place.

Section 19.Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Partnership or the General Partner against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the General Partner or the Partnership shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

Section 20.Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 21.Enforcement.

(a)	The General Partner and the Partnership expressly confirm and agree that each the General Partner and the Partnership has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve as a director or officer of the General Partner, and the General Partner acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the General Partner.

(b)

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the LLC Agreement, the Partnership Agreement and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c)

The Partnership, the General Partner and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof and further agree that such breach may cause Indemnitee irreparable harm.  Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.  The Partnership, the General Partner and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunction and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith.  The Partnership and General Partner acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Delaware Court, and the Partnership and the General Partner hereby waive any such requirement of such a bond or undertaking; however, if such waiver is unenforceable the parties agree that such undertaking shall be $1.00.

Section 22.Modification and Waiver.  No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.  No supplement, modification or amendment of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such supplement, modification or amendment.

Section 23.Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

If to Indemnitee, at such address as Indemnitee shall provide to the Partnership and the General Partner as follows:

If to the General Partner or the Partnership to:

CrossAmerica GP LLC
Attn:  Giovanna Rueda

Director, Legal Affairs and Corporate Secretary
19500 Bulverde RoadSan Antonio, Texas 78259

or to any other address as may have been furnished to Indemnitee by the General Partner or the Partnership.

Section 24.Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Each of the General Partner, the Partnership and Indemnitee hereby irrevocably and unconditionally (i) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 25.Miscellaneous; Headings.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 26.Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by electronic transmission of a facsimile thereof (including a “.pdf” format data file), such signature shall create a valid and binding obligation of the party executing with the same force and effect as if such facsimile were an original signature.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

CROSSAMERICA GP LLC

By:________________________________

CROSSAMERICA PARTNERS LP

By: CrossAmerica GP LLC, its general partner

By:________________________________

INDEMNITEE

________________________________
Name: [Name], [Title]

Address: